EXHIBIT 77Q1(E)
                        NEW INVESTMENT ADVISORY CONTRACT

The Investment Advisory Agreement between Forum Funds (the "Trust") and King Investment Advisers, Inc. regarding Fountainhead Special Value Fund, Exhibit (d)
(13) to post-effective amendment No. 104 to the Trust's Registration Statement, is incorporated by reference as filed via EDGAR on October 30, 2001, accession number 0001004402-01-500264.